Stan J.H. Lee, CPA
2160 North Central Rd.  Suite 203 Fort Lee NJ 07024
P.O. Box 436402  San Ysidro CA 92143-9402
619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com

To Whom It May Concerns;



The firm of Stan J.H. Lee, Certified Public Accountant, consents to the inclusion of our report of April 14, 2009 , on the audited consolidated financial statements of CAL
ALTA AUTO GLASS, INC. as of December 31, 2008 , in any filings that are necessary now or in the near future with the U.S.
Securities and Exchange Commission.


Very truly yours,



/s/ Stan J.H. Lee, CPA

 ______________________
Stan J.H. Lee, CPA

Fort Lee
April 14, 2009